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                                                                      EXHIBIT 21

                       BANK ONE CORPORATION Subsidiaries


     As of December 31, 2000, the Corporation had the subsidiaries listed below, all of which were wholly-owned except for directors' qualifying shares or as otherwise indicated. The consolidated financial statements of the Corporation include the accounts of all such subsidiaries.

                                                        Jurisdiction of
Names of Subsidiaries                                    Organization
---------------------                                    ------------

Affiliated Banks Building Co.                              Colorado
American Fletcher Realty Corporation                       Indiana
American Insurance Agency, Inc.                            Arizona
American National Bank and Trust Company of Chicago        United States
     American National Corporation                         Delaware
     Bank One Exchange Corporation                         Illinois
     Midwest Audit Services, Inc.                          Illinois
Banc One ABS Corporation                                   Ohio
Banc One Arizona Investment Corporation                    Arizona
Banc One Building Management Corporation                   Wisconsin
Banc One Capital Holdings Corporation                      Ohio
     Banc One Capital Funding Corporation                  Ohio
     Banc One Capital Services Corporation                 Ohio
     Banc One Management and Consulting Corporation        Ohio
     Banc One Securities Corporation                       Ohio
     BOCP Holdings Corporation                             Ohio
Banc One Financial Corporation                             Delaware
     Banc One Capital Corporation                          Delaware
          First Chicago Capital Corporation                Delaware
          First Chicago Equity Corporation                 Illinois
          First Chicago Investment Corporation             Delaware
          First Chicago Leasing Corporation                Delaware
     Banc One Capital Markets, Inc.                        Delaware
     Banc One Hedging Services Corporation                 Delaware
     Banc One Leasing Services Corporation                 Delaware
Banc One Insurance Company                                 Vermont
Banc One Kentucky Insurance Company                        Kentucky
Banc One Life Insurance Company                            Arizona
Banc One Management Corporation                            Ohio
Banc One Mezzanine Corporation                             Delaware
Banc One Neighborhood Development Corporation              Ohio
Banc One Real Estate Services, Inc.                        Indiana
Banc One Realty Columbus Corporation                       Ohio
Banc One Student Loan Funding Corporation                  Ohio

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                                                        Jurisdiction of
Names of Subsidiaries                                    Organization
---------------------                                    ------------

Bank One, Arizona, National Association                    United States
     Arizona Trust Deed Corporation                        Arizona
     Banc One Arizona Leasing Corporation                  Arizona
     Banc One Credit Company                               Arizona
     Banc One Operations Services Corporation              Arizona
     BOAZ IHC, Inc.                                        Nevada
     Valley Bank Building, Inc.                            Arizona
     Valley National Investors, Inc.                       Arizona
     Washington Street Foods, Inc.                         Arizona
Bank One, Colorado, National Association                   United States
     Banc One Denver Leasing Services Corporation          Colorado
     BOCOL IHC, inc.                                       Nevada
Bank One, Dearborn, National Association                   United States
Bank One, Florida                                          Florida
Bank One, Illinois, National Association                   United States
     BOC Realty, Illinois, Inc.                            Illinois
     BOILL IHC, Inc.                                       Nevada
Bank One, Indiana, National Association                    United States
     Banc One Equipment Finance, Inc.                      Indiana
     Banc One Indianapolis Auto Lease, Inc.                Indiana
     Indiana LLC 1 (99%; 1% owned by the Corporation)      Indiana
     BIL International Holdings, Inc.                      Indiana
     BOIND IHC, Inc.                                       Nevada
     NBD Indiana Properties, Inc.                          Indiana
     NBD Leasing, Inc.                                     Indiana
Bank One, Kentucky, National Association                   United States
     Banc One Kentucky Leasing Company                     Kentucky
     Banc One Vehicle Leasing Company                      Kentucky
     First B.C. Realty Corporation                         Indiana
     Liberty Payment Services, Inc.                        Kentucky
     Liberty Properties Incorporated                       Kentucky
Bank One, Louisiana, National Association                  United States
     Bank One Equity Investors, Inc.                       Louisiana
     Banc One Louisiana Leasing Corporation                Louisiana
     First Commerce Community Development Corporation      Louisiana
     Louisiana Credit Life Insurance Co., Inc.             Arizona
     Premier Investment Advisors, L.L.C.
      (99.99%; 0.01% owned by Premier LLC, Inc.)           Louisiana
     Premier LLC, Inc.                                     Louisiana
Bank One, Michigan                                         Michigan
     Banc One Realty Advisors, Inc.                        Delaware
     BOM ComLoan, Inc.                                     Nevada
     First Chicago NBD Auto Lease Corporation              Delaware
     First Chicago NBD Mortgage Company                    Delaware
     NBD Equipment Finance, Inc.                           Delaware

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                                                        Jurisdiction of
Names of Subsidiaries                                    Organization
---------------------                                    ------------

Bank One, National Association (Chicago)                   United States
     Anexsys, LLC (64.00%)                                 Illinois
     Banc One Brokerage International Corporation          Delaware
     Banc One Building Corporation                         Illinois
     Banc One Community Development Corporation            Delaware
     Banc One Currency Advisors, Inc.                      Illinois
     Banc One Municipal Products, Inc.                     Delaware
     Banc One National Processing Corporation              Delaware
     Banc One Real Estate Investment Corp.                 Delaware
     Bank One Canada                                       Canada
     Bank One Delaware Inc.                                Delaware
     Bank One International Corporation                    United States
     Bank One International Holdings Corporation           United States
     FCNBD Mortgage Investments, Inc.                      Delaware
     FCNBD Technology Holdings, Inc.                       Delaware
     First Chicago NBD Online, Inc.                        Delaware
     FNBC Leasing Corporation                              Delaware
     FNBC Properties Inc.                                  Delaware
     Global Trading Operations, Inc.                       Delaware
     RIVERe Holding Corporation                            Delaware
Bank One, National Association (Ohio)                      United States
     Banc One Acceptance Corporation                       Ohio
     Banc One Interactive Delivery Corporation             Ohio
     Banc One Investment Advisors Corporation              Ohio
     Banc One Mortgage Corporation                         Delaware
     Banc One POS Services Corporation                     Ohio
          FDC Offer Corporation (54.8%)                    Delaware
              Paymentech, Inc.                             Delaware
     Banc One Services Corporation                         Ohio
     Congress Life Insurance Company                       Delaware
     Ohio IHC, Inc.                                        Nevada
Bank One, Oklahoma, National Association                   United States
     Liberty Property Management Company                   Oklahoma
Bank One Texas, National Association                       United States
     Banc One Leasing Corporation                          Ohio
     Banc One Texas Leasing Corporation                    Texas
     GP Holder, Inc.                                       Texas
     Team Life Insurance Company                           Texas
     Texas Asset Acquisition Corp.                         Nevada
     Texas Investment Holding Corporation                  Nevada
Bank One Trust Company, National Association               United States
Bank One, Utah, National Association                       United States
Bank One, West Virginia, National Association              United States
Bank One, Wheeling-Steubenville, National Association      United States
     Banc One Loan Services Corporation                    Pennsylvania

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                                                           Jurisdiction of
Names of Subsidiaries                                        Organization
---------------------                                        ------------

Bank One, Wisconsin                                             Wisconsin
     Banc One Insurance Agency, Inc.                            Wisconsin
     Banc One Wisconsin Investment Services Corporation         Wisconsin
     Banc One Wisconsin Leasing Corporation                     Wisconsin
     Milwaukee Investment Holding Company                       Nevada
BOI Leasing Corporation                                         Indiana
BOTRCN Corporation                                              Delaware
FCTC General, Inc.                                              Delaware
Finance One Corporation                                         Ohio
     Banc One Financial Services, Inc.                          Indiana
          Banc One Consumer Discount Company                    Indiana
          Banc One Financial Services of Minnesota,Inc.         Minnesota
          Banc One Financial Services of New York, Inc.         New York
          Banc One Financial Services of Tennessee, Inc.        Tennessee
          Banc One Financial Services of West Virginia, Inc.    West Virginia
First Chicago Realty Services Corporation                       Delaware
First Chicago Trust Company of New York                         New York
     EquiServe Limited Partnership, LP (49.5%; 0.5% is held by
          FCTC General, Inc.)
First USA Bank, National Association.                           United States
     First USA Services, Inc.                                   Delaware
First USA Securitization Corporation                            Delaware
FNW Capital, Inc.                                               Illinois
Liberty Real Estate Company                                     Oklahoma
Liberty Trust Company                                           Oklahoma
Mid-America Credit Life Assurance Company                       Oklahoma
Mid-America Insurance Agency, Inc.                              Oklahoma
NBD Equity Corp.                                                Michigan
One Group Dealer Services, Inc.                                 Delaware
The One Services Corporation                                    Michigan
Sterling Assurance Company                                      Ohio


     The names of certain other subsidiaries of the Corporation have been omitted because such subsidiaries, considered in the aggregate, would not constitute a significant subsidiary.

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